Exhibit 10.44

SBT HOLDING, INC. 2019 STOCK OPTION PLAN

1.	Definitions

As used herein the following terms shall have the meanings set forth below, unless the context clearly indicates to the contrary.

1.1

“Affiliated Corporation” – means any present or future entity (a) which holds a controlling interest in the Corporation; (b) in which the Corporation holds a controlling interest; (c) in which a controlling interest is held by another entity, who also holds a controlling interest in the Corporation; or (d) which has been designated an “Affiliated Corporation” by resolution of the Board.

1.2	“Board” – means the Board of Directors of the Corporation.

1.3	“Cause” – as defined in Section 9.3 below.

1.4	“Corporation” – SBT Holding, Inc., a Delaware corporation.

1.5	“Change in Control” – means

(i)

One Person (or more than one Person acting as a group) acquires ownership of stock of the Corporation that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Corporation; provided, that, a Change in Control shall not occur if any Person (or more than one Person acting as a group) owns more than 50% of the total fair market value or total voting power of the Corporation’s stock and acquires additional stock;

(ii)

One person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Corporation’s stock possessing 30% or more of the total voting power of the stock of such corporation;

(iii)

A majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or

(iv)

One person (or more than one person acting as a group), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Corporation immediately before such acquisition(s).

1.6

“Date of Grant” – the date determined by the Board to be the effective date of the grant of Options to a Grantee, or, if the Board has not determined such effective date, the date of the resolution of the Board approving the grant of such Options.

1.7	“Exercise Notice”—as defined in Section 7.5 below.

1.8	“Exercise Period”—as defined in Section 7.4 below.

1.9	“Exercise Price”—the price to be paid for the exercise of each Option.

1.10	“Exercised Shares”—the Shares that are issued upon the exercise of the Options.

1.11	“Expiration Date”—as defined in Section 7.3 below.

1.12	“Fair Market Value” means as of any date, the value of a Share determined as follows:

(i)

If the Shares are listed on any established stock exchange or a national market system, including without limitation the Tel-Aviv Stock Exchange, the NASDAQ National Market System or the NASDAQ SmallCap Market, the Fair Market Value shall be the last reported sale price for such Shares (or the highest closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in The Wall Street Journal, or such other source as the Board deems reliable;

(ii)

If the Shares are regularly quoted by one or more recognized securities dealers, but selling prices are not reported, the Fair Market Value shall be the mean between the highest bid and lowest asked prices for the Shares on the last market trading day prior to the day of determination; or

(iii)	In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Board.

1.12	“Grantee” – a person or entity to whom Options are granted.

1.13	“IPO” – an initial public offering of securities of the Corporation in a recognized stock exchange market or the listing thereof on NASDAQ or another recognized automated quotation system.

1.14

“Law” – federal, state and/or foreign, laws, rules and/or regulations and/or rules, regulations, guidelines and/or requirements of any relevant securities and exchange and/or tax commission and/or authority and/or any relevant stock exchange or quotations systems.

1.15	“Mandatory Law” – provisions of Law which may not be contrarily addressed or regulated by the determination and/or consent of the Corporation and/or other parties.

1.16	“Merger Transaction”—as defined in Section 7.4 below.

1.17	“Option(s)”—an option(s) granted within the framework of this Plan, each of which imparts the right to purchase one Share.

1.18

“Option Agreement” – with respect to any Grantee – a written option agreement or written instrument, executed by and between the Corporation and the Grantee, which shall set forth the terms and conditions with respect to the Options.

1.19	“Plan”—this Corporation’s 2019 Stock Option Plan, as may be amended from time to time.

1.20	“Repurchase Right” – as defined in section 9.3 below.

1.21	“Service” – as defined in Section 7.2 below.

1.22

“Share(s)” – Share(s) of Common Stock of the Corporation, US $0.01 par value each, to which, subject to the provisions herein, are attached the rights specified in the Corporation’s Certificate of Incorporation and By-Laws, as may be amended from time to time.

1.23

“Sub-Plan”—any supplements or sub-plans to the Plan adopted by the Board, applicable to Grantees employed in a certain country or region or subject to the Laws of a certain country or region, as deemed by the Board to be necessary or desirable to comply with the Laws of such region or country, or to accommodate the tax policy or custom thereof, which, if and to the extent applicable to any particular Grantee, shall constitute an integral part of the Plan.

1.24

“Vested Option(s)” – that portion of the Options which the Grantee is entitled to exercise in accordance with the provisions of Section 7.2 of the Plan or, if inconsistent therewith—the provisions of the Option Agreement of such Grantee.

2.	The Plan

2.1	Purpose

The purpose and intent of the Plan is to advance the interests of the Corporation by affording to selected employees, officers, directors, consultants and other services providers of the Corporation or Affiliated Corporations an opportunity to acquire a proprietary interest in the Corporation or to increase their proprietary interest therein, as applicable, by the grant in their favor, of Options, thus providing such Grantee an additional incentive to become, and to remain, employed or engaged by the Corporation or Affiliated Corporation, as the case may be, and encouraging such Grantee’s sense of proprietorship and stimulating his or her active interest in the success of the Corporation and the Affiliated Corporation by which such Grantee is employed or engaged.

2.2	Effective Date and Term

The Plan shall become effective as of the day it was adopted by the Board, and shall continue in effect until the earlier of (a) its termination by the Board; or (b) the date on which all of the Options available for issuance under the Plan have been granted and exercised; or (c) the lapse of ten (10) years from the date the Plan is adopted by the Board.

3.	Administration

3.1

This Plan and any Sub-Plans shall be administered by the Board. The Board may appoint a committee of the Board which, subject to any applicable Mandatory Law, and the resolution of the Board, may have all of the powers of the Board granted herein. Subject to the above, the term “Board” whenever used herein, shall mean the Board or such appointed committee, as applicable.

3.2

Unless specifically required otherwise under applicable Mandatory Law, the Board shall have sole and full discretion and authority, without the need to submit its determinations or actions to the stockholders of the Corporation for their approval or authorization, to administer the Plan and any Sub-Plans, and all actions related thereto, including, without limitation, the performance, at any time and from time to time, of any and all of the following:

3.2.1	the designation of Grantees;

3.2.2

the determination of the terms of each grant of Options (which need not be identical), including without limitation the number of Options to be granted in favor of each Grantee and the vesting schedule and Exercise Price thereof and the documents to be executed by the Grantee;

3.2.3	the determination of the terms and form of the Option Agreements (which, in either case, need not be identical), whether a general form or a specific form with respect to a certain Grantee;

3.2.4

the modification or amendment of the Exercise Period, vesting schedules (including by way of acceleration) and/or of the Exercise Price of Options, including without limitation the reduction thereof, either prior to or following their grant; the repricing of Options or any other action which is or may be treated as repricing under generally accepted accounting principles; the grant to the holder of an outstanding Option, in exchange for such Option, of a new Option having a purchase price equal to, lower than or higher than the Exercise Price provided in the Option so surrendered and canceled, and containing such other terms and conditions as the Board may prescribe;

3.2.5	any other action and/or determination deemed by the Board to be required or advisable for the administration of the Plan and/or any Sub-Plan or Option Agreement;

3.2.6	the determination of the Fair Market Value of the Shares, and the mechanism of such determination;

3.2.7	the interpretation of the Plan, any Sub-Plans, and the Option Agreements;

3.2.8

the adoption of Sub-Plans, including without limitation the determination, if the Board sees fit to so determine, that to the extent any terms of such Sub-Plan are inconsistent with the terms of this Plan, the terms of such Sub-Plan shall prevail; and

3.2.9	the extension of the period of the Plan or any Sub-Plans.

3.3

The Board may, at its sole discretion, without stockholder approval or approval of any option holder, amend, modify (including by adding new terms and rules), and/or cancel or terminate this Plan, any Sub-Plans, and any Options granted under this Plan or any Sub-Plans, any of their terms, and/or any rules, guidelines or policies relating thereto. Notwithstanding the foregoing material amendments to the Plan or any Sub-Plans (but not the exercise of discretion under the Plan or any Sub-Plans) shall be subject to stockholder approval to the extent so required by applicable Mandatory Law.

3.4

All elections and transactions under the Plan by persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), involving Shares are intended to comply with any applicable condition under Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provisions (“Rule 16b-3”). The Board may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder. If the Corporation is a reporting company under the Exchange Act, the selection of a “director” or an “officer” (as such terms are defined for purposes of Rule 16b-3) as a Grantee, the timing of the grant of the Option, the exercise price or sale price of the Option and the number of Options which may be granted to such “director” or “officer” shall be determined either (i) by the Board, of which all members shall be “disinterested persons” (as hereinafter defined), or (ii) by a committee of two or more directors having full authority to act in the matter, of which all members shall be “disinterested persons.” For the purposes of the Plan, a director shall be deemed to be “disinterested” only if such person qualifies as a “disinterested person” within the meaning of Rule 16b-3 of the Exchange Act, as such terms are interpreted from time to time. Those provisions of the Plan that expressly refer to Rule 16b-3 or which are required in order for certain option transactions to qualify for exemption under Rule 16b-3 shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act.

3.5

Unless otherwise determined by the Board, any amendment or modification of this Plan and/or any applicable Sub-Plan and/or Option Agreement shall apply to the relationship between the Grantee and the Corporation; and such amendment or modification shall be deemed to have been included, ab initio, in the Plan and any such applicable Sub-Plan and/or Option Agreement, and shall have full force and effect with respect to the relationship between the Corporation and the Grantee.

3.6	Termination of the Plan or any Sub-Plan, shall not affect the Board’s ability to exercise its powers with respect to Options granted under the Plan prior to the date of such termination.

3.7

The Board, their members and any person designated above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable Law, no officer of the Corporation or member or former member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder. To the maximum extent permitted by applicable Law and the Certificate of Incorporation and By-Laws of the Corporation and to the extent not covered by insurance, each officer and member or former member of the Board shall be indemnified and held harmless by the Corporation against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Corporation) or liability (including any sum paid in settlement of a claim with the approval of the Corporation), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may otherwise have. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Options granted to him or her under this Plan.

4.	Eligibility

The persons eligible for participation in the Plan as Grantees include employees, officers, directors, consultants, and other service providers of the Corporation or any Affiliated Corporation (including persons who are responsible for or contribute to the management, growth or profitability of, or who provide substantial services to, the Corporation or any Affiliated Corporation), and any person who has been offered employment by the Corporation or any Affiliated Corporation, provided that such prospective employee may not receive any payment or exercise any right to an Option until such person has commenced employment with the Corporation or any Affiliated Corporation. The Board, in its sole discretion shall select from time to time the individuals, from among the persons eligible to participate in the Plan, who shall receive Options. In determining the persons in favor of whom Options are to be granted, the number of Options to be granted thereto and the terms of such grants, the Board may take into account the nature of the services rendered by such person, his/her present and future potential contribution to the Corporation or to the Affiliated Corporation by which he/she is employed or engaged, and such other factors as the Board in its discretion shall deem relevant. The grant of an Option hereunder shall neither entitle the Grantee to participate nor disqualify him or her from participating in, any other grant of Options pursuant to the Plan or any other option or share plan of the Corporation or any Affiliated Corporation.

5.	Option Pool

5.1	The Corporation has reserved 1,000,000 authorized but unissued Shares for the purpose of the Plan, subject to adjustment as set forth in Section 12 below.

The Corporation shall at all times until the expiration or termination of this Plan keep reserved a sufficient number of Shares to meet the requirements of this Plan. Any of such Shares which, as of the expiration or termination of this Plan, remain unissued and not subject to outstanding Options, shall at such time cease to be reserved for the purposes of this Plan. Should any Option for any reason expire or be canceled prior to its exercise or relinquishment in full, the Shares underlying such Option may be returned to reserve and may again be granted under this Plan.

Subject to adjustment in accordance with Section 12, all 1,000,000 of the shares of Common Stock may be issued pursuant to the exercise of Incentive Stock Options (the “ISO Limit”).

5.2

Until the consummation of an IPO, such Shares shall be voted by an irrevocable proxy (the ”Proxy”), such Proxy to be assigned to the person or persons designated by the Board (the “Representative(s)”). Such Representative designated by the Board shall be indemnified and held harmless by the Corporation against any cost or expense (including counsel fees) reasonably incurred by him/her, or any liability (including any sum paid in settlement of a claim with the approval of the Corporation) arising out of any act or omission to act in connection with the voting of such Proxy unless arising out of such Representative’s own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the Representative(s) may have as a director or otherwise under the Corporation’s incorporation documents, as may be amended from time to time, any agreement, any vote of stockholders or disinterested directors, insurance policy or otherwise.

6.	Grant of Options

6.1	The Options shall be granted for no consideration.

6.2	Each Option granted pursuant to the Plan shall be evidenced by an Option Agreement.

6.3

Each Grantee shall be required to execute, in addition to the Option Agreement, any and all other documents required by the Corporation or any Affiliated Corporation, whether before or after the grant of the Options (including without limitation any customary documents and undertakings towards any trustee, if applicable, and/or any tax authorities). Notwithstanding anything to the contrary in this Plan or in any Sub-Plan, no Option shall be deemed granted unless all documents required by the Corporation or any Affiliated Corporation to be signed by the Grantee prior to or upon the grant of such Option, shall have been duly signed and delivered to the Corporation or such Affiliated Corporation.

7.	Terms of Options

Option Agreements between the Corporation and a Grantee will be in such form approved by the Board, which may be a general form or a specific form with respect to a certain Grantee.

Unless otherwise determined by the Board (which determination shall not require stockholder approval, unless so required in order to comply with the provisions of applicable Mandatory Law) and provided accordingly in the applicable Option Agreement, such Option Agreement shall set forth, by appropriate language, the number of Options granted thereunder and the substance of all of the following provisions:

7.1

Exercise Price. The Exercise Price for each Grantee shall be as determined by the Board and specified in the applicable Option Agreement; provided however that unless otherwise determined by the Board (which determination shall not require stockholder approval unless so required in order to comply with the provisions of applicable Mandatory Law), the Exercise Price shall not be less than the Fair Market Value of the Shares (and the Exercise Price of any Option to a Grantee who is subject to taxation in the United States shall not be less than the Fair Market Value of the Shares in any circumstances). Without derogating from and in addition to the provisions of Section 18 of the Plan, the Exercise Price shall be denominated in the currency of the primary economic environment of, at the Corporation’s discretion, either the Corporation or the Grantee (that is the functional currency of the Corporation or the currency in which the Grantee is paid).

7.2

Vesting. The Options shall vest (become exercisable) according to the vesting schedule to be determined by the Board with respect to any specific grant, and provided accordingly in the applicable Option Agreement

The Board shall be entitled, but not obliged, at its sole discretion, to accelerate, in whole or in part, the vesting schedule of any Option, including, without limitation, in connection with a Merger Transaction and/or an IPO.

For the purposes of vesting, the term “Service” means a Grantee’s employment or engagement by the Corporation or an Affiliated Corporation, in a scope of at least 80% of the scope of the position such Grantee was employed or engaged at the time of grant of the Options. A Grantee’s Service shall not be deemed terminated or interrupted solely as a result of a change in the capacity in which the Grantee renders Service to the Corporation or an Affiliated Corporation (i.e., as an employee, officer, director, consultant, etc.); nor shall it be deemed terminated or interrupted due solely to a change in the identity of the specific entity (out of the Corporation and its Affiliated Corporations) to which the Grantee renders such Service, provided that there is no actual interruption or termination of the continuous provision by the Grantee of such Service to any of the Corporation and its Affiliated Corporations (i.e. if at the time of the grant of the Options the Grantee was employed in the scope of a 100% full time position, and the Grantee continues to provide Service in a scope of at least 80%). Furthermore, a Grantee’s Service with the Corporation or Affiliated Corporation shall not be deemed terminated or interrupted as a result of any military leave, sick leave, or other bona fide leave of absence taken by the Grantee and approved by the Corporation or such Affiliated Corporation by which the Grantee is employed or engaged, as applicable; provided, however, that if any such leave exceeds ninety (90) days, then on the ninety-first (91st) day of such leave the Grantee’s Service shall be deemed to have terminated unless the Grantee’s right to return to Service with the Corporation or such Affiliated Corporation is secured by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Corporation or Affiliated Corporation, as the case may be, or required by Law, time spent in a leave of absence shall not be treated as time spent providing Service for the purposes of calculating accrued vesting rights under the vesting schedule of the Options. Without derogating from the aforesaid, the Service of a Grantee to an Affiliated Corporation shall also be deemed terminated in the event that such Affiliated Corporation for which the Grantee performs Service ceases to fall within the definition of an “Affiliated Corporation” under this Plan, effective as of the date said Affiliated Corporation ceases to be such. In all other cases in which any doubt may arise regarding the termination of a Grantee’s Service or the effective date of such termination, or the implications of absence from Service on vesting, the Corporation, in its discretion, shall determine whether the Grantee’s Service has terminated and the effective date of such termination and the implications, if any, on vesting.

7.3

Expiration Date. Unless expired earlier pursuant to either Section 7.4 or Section 9 below, and unless otherwise determined in the Option Agreement, unexercised Options shall expire and terminate and become null and void upon the lapse of 10 (ten) years from the Date of Grant (the “Expiration Date”).

7.4	Exercise Period.

7.4.1	Each Option shall be exercisable from the date upon which it becomes vested until the Expiration Date of such Option (the “Exercise Period”).

7.4.2

Notwithstanding anything to the contrary contained in this Plan, in the event of a Change in Control, or a merger of the Corporation with or into another corporation, the sale of all or substantially all the assets or the shares of stock of the Corporation or the sale of all of the capital stock of the Corporation (such merger or sale: a “Merger Transaction”), the surviving or the acquiring entity, as the case may be, or its respective parent corporation or subsidiary (the “Successor Entity”) may either assume the Corporation’s rights and obligations under outstanding Options or substitute the outstanding Options, as follows:

(a)

For purposes of this Section 7.4.2, the outstanding Options shall be deemed assumed or substituted by the Successor Entity if, following the consummation of the Merger Transaction, the outstanding Options confer the right to receive, for each share underlying any outstanding Option immediately prior to the consummation of the Merger Transaction, the same consideration (whether shares, stock, cash or other securities or property) to which an existing holder of a Share on the effective date of consummation of the Merger Transaction was entitled; provided, however, that if the consideration to which such existing holder is entitled comprises consideration other than or in addition to securities of the Successor Entity, then the Board may determine, with the consent of the Successor Entity, that the consideration to be received by the Grantees for their outstanding Options will comprise solely securities of the Successor Entity equal in their market value to the per share consideration received by the holders of Shares in the Merger Transaction.

(b)

In the event that the Successor Entity neither assumes nor substitutes all of the outstanding Options of a Grantee, then, at the discretion of the Board, (i) the options will become fully vested and such Grantee shall have a period of 15 days (or if so decided by the Board, such longer period as the Board may determine in its sole discretion) from the date designated by the Corporation in a written notice given to the Grantee (such date to be no earlier than the date upon which said notice is delivered to the Grantee) to exercise his or her Vested Options, in accordance with and subject to all other provisions herein or (ii) the Options will become fully vested and will be cancelled at the closing of the Merger Transaction against payment to the Grantee of an amount in cash, securities or other assets equal to (a) the Fair Market Value of each Share covered by the vested portion of such outstanding Vested Option as reflected under the terms of the Transaction, minus (b) the applicable exercise price of each Share covered by such outstanding Vested Option, provided, however, that if the per share Exercise Price of such Vested Option equals or exceeds the Fair Market Value of one Share, such Option shall be canceled with no payment due the Grantee; provided further, however, that the Committee may, in its sole discretion, determine the Fair Market Value of a Share based solely on the amount of consideration to be paid in respect thereof only on the closing date of such Merger Transaction (in which case the Grantees shall not participate in any post-closing payments, such as net working capital, debt and cash adjustments, earnouts or escrows).

(c)

All Options, whether Vested Options or not, which are neither cashed-out, assumed or substituted by the Successor Entity, nor exercised by the end of the said 15-day period, shall expire effective as of the date of the consummation of the Merger Transaction, whereupon they shall become null and void and shall no longer entitle the Grantee to any right in or towards the Corporation or the Successor Entity.

7.5	Exercise Notice and Payment.

Vested Options may be exercised at one time or from time to time during the Exercise Period, by giving a written notice of exercise (the “Exercise Notice”) to the Corporation, at its principal offices, in accordance with the following terms, or such other procedures as shall be determined from time to time by the Board and notified in writing to the Grantees:

7.5.1

The Exercise Notice must be signed by the Grantee and must be delivered to the Corporation, prior to the termination of the Options, by certified or registered mail—return receipt requested, with a copy delivered to the Chief Financial Officer (or such other authorized representative) of the Affiliated Corporation with which the Grantee is employed or engaged, if applicable.

7.5.2	The Exercise Notice will specify the number of Vested Options being exercised.

7.5.3

The Exercise Notice will be accompanied by payment in full of the Exercise Price for the exercised Options and by such other representations and agreements as required by the Corporation with respect to the Grantee’s investment intent regarding the Exercised Shares. Payment will be made by cash, personal check or cashier’s check payable to the order of the Corporation or at the discretion of the Board, payment of such other lawful consideration as the Board may determine (such as, by way of example, cashless exercise), provided however, that in case of payment by check, the Options shall not be deemed exercised, and the Corporation shall not issue the Exercised Shares in respect thereof, until the check shall have been fully and irrevocably honored by the bank on which it was drawn. The Corporation shall then reasonably promptly deliver the Exercised Shares as to which such Options were exercised to the Grantee or to a Trustee, if applicable. In determining what constitutes “reasonably promptly,” it is expressly understood that, in addition to that stated in Section 7.6 below, the issuance and delivery of the Exercised Shares may be delayed by the Corporation in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Corporation to take any action with respect to the Exercised Shares prior to their issuance.

7.6	Conditions of Issuance

7.6.1

No Options shall be deemed exercised nor shall any Share be issued thereunder, until the Corporation has been provided with confirmation by the applicable tax authorities or is otherwise under a tax arrangement, which either: (a) waives or defers the tax withholding obligation with respect to such exercise and issuance; or (b) confirms receipt of the payment of all the tax due with respect to such exercise; or (c) confirms the conclusion of another arrangement with the Grantee regarding the tax amounts, if any, that are to be withheld by the Corporation or any Affiliated Corporation under Law with respect to such exercise, and which arrangement is satisfactory to the Corporation. If such confirmations, exemptions or arrangements are not available under the tax subjections of the Grantee, the Corporation shall be entitled to require as a condition of issuance that the Grantee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto. A determination of the Corporation’s counsel that a withholding tax is required in connection with the exercise of Options shall be conclusive for the purposes of this requirement condition.

7.6.2

Furthermore, notwithstanding any other provision of this Plan, the Corporation shall have no obligation to issue or deliver Shares under the Plan unless the exercise of the Option and the issuance and delivery of the underlying Shares comply with, and do not result in a breach of, all applicable Law, to the satisfaction of the Corporation in its sole discretion, and have received, if deemed desirable by the Corporation, the approval of legal counsel for the Corporation with respect to such compliance. The Corporation may further require the Grantee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with applicable Law.

As a condition to the exercise of an Option, the Corporation may require, among other things, that: (a) the Grantee represent and warrant at the time of any exercise that the underlying Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, and make such other representations, warranties and covenants as may be reasonably required to comply with and satisfy any qualifications that may be necessary or appropriate, to evidence compliance with applicable Law; (b) a legend be stamped on the certificates representing such underlying Shares indicating that they may not be pledged, sold or otherwise transferred unless an opinion of legal counsel (acceptable by the Corporation’s counsel) stating that such transfer is not in violation of any applicable Law, is provided; and (c) the Grantee execute and deliver to the Corporation such an agreement as may be in use by the Corporation with respect to the applicable securities setting forth certain terms and conditions applicable to the Shares.

Without derogating from the above and in addition thereto, unless the offering and sale of the Shares to be issued upon the particular exercise of an Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Corporation shall be under no obligation to issue the Exercised Shares unless and until the following conditions have been fulfilled: (i) The Grantee shall warrant to the Corporation, prior to the receipt of such Exercised Shares, that s/he is acquiring such Exercised Shares for his/her own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Exercised Shares, in which event the Grantee shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing its Shares issued pursuant to such exercise: “The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Corporation shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”; (ii) At the discretion of the Board, the Corporation shall have received an opinion of its counsel that the Exercised Shares may be issued upon such particular exercise or acceptance in compliance with the 1933 Act without registration thereunder.

7.6.3

Additionally, without derogating from any other provisions herein and without limiting any of the foregoing, as a further condition to exercise of an Option, the Grantee shall consent to be bound by any restriction on stockholders rights governed by Section 202 of the General Corporation Law of the State of Delaware, as in effect from time to time then applicable to a majority of the capital stock of the Corporation (including, without limitation, so-called right of first refusal, drag along and bring along, forced sale), and shall enter and execute any forms of undertaking and/or consent the Corporation shall present to the Grantee to such effect, provided however, that if the Options are subject to a right of first refusal or a repurchase option, then unless otherwise determined by the Board, until such time as the Corporation shall complete an IPO, a Grantee shall not have the right to sell Exercised Shares within six (6) months and one day of the date of exercise of such Options or issuance of such Shares.

Without derogating from the generality of the above, the Grantee agrees and accepts that until an IPO, in the event that stockholders of the Corporation holding at least a majority of the voting power in the Corporation accept an offer to sell all of their stock in the Corporation and such sale of stock transaction is conditioned upon the sale of all remaining stock of the Corporation to such third party (a “Sale of Stock Transaction”), then, the Grantee shall, if so requested by the Board (which request shall notify the Grantee of such Sale of Stock Transaction), sell his/her stock and/or Options in such Sale of Stock Transaction, on the same terms subject however to any applicable liquidation preferences (provided that (i) with respect to Vested Options, the Exercise Price shall be deducted from the purchase price paid for the Shares in such transaction); and (ii) the proceeds of such Sale of Stock Transaction shall be allocated in accordance with the distribution preferences provisions of the Corporation’s Restated Certificate, as may be amended from time to time.).

Stock Certificates for Exercised Shares may include one or more legends which the Board deems appropriate to reflect any of the restrictions included in the foregoing. Upon request by the Corporation, the Grantee shall execute any agreement or document evidencing any transfer restrictions prior to the receipt of Exercised Shares hereunder, and shall promptly present to the Corporation any and all certificates representing Exercised Shares for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

8.	Transferability

8.1	The Options are not publicly traded.

8.2

Other than by will or laws of descent, neither the Options nor any of the rights in connection therewith shall be assignable, transferable, made subject to attachment, lien or encumbrance of any kind, and the Grantee shall not grant with respect thereto any power of attorney or transfer deed, whether valid immediately or in the future.

8.3

Following the exercise of Vested Options, the Exercised Shares shall be transferable, subject to any restrictions applicable to the Exercised Shares, including without limitation, by virtue of Section 7.6(c) above, the Corporation’s Certificate of Incorporation, By Laws, the Plan, any applicable Sub-Plan, the applicable Option Agreement, and/or any conditions and restrictions included in the Corporation’s Securities Law Compliance Manual/Insider Trade Policy, or similar document, if any, all as determined by the Board in its discretion, and further provided that the transferee confirms in writing that s/he agrees to have the terms of the Plan, any applicable Sub-Plan and the applicable Option Agreement continue to govern the Exercised Shares, and that s/he agrees to be subject to the same obligations of the Plan, any applicable Sub-Plan and the applicable Option Agreement regarding the Exercised Shares, instead of the Grantee, to the satisfaction of the Board.

Any transfer that is not made in accordance with the Plan, any applicable Sub-Plan or the applicable Option Agreement shall be null and void.

8.4

No transfer of an Exercised Share or Option by the Grantee by will or by the laws of descent shall be effective against the Corporation, unless and until: (a) the Corporation shall have been furnished with written notice thereof, accompanied by an authenticated copy of probate of a will together with the will or inheritance order and/or such other evidence as the Board may deem necessary to establish the validity of the transfer; (b) the contemplated transferee(s) shall have confirmed to the Corporation in writing its acceptance of the terms and conditions of the Plan, any applicable Sub-Plan and Option Agreement, with respect to the Exercised Share or Options being transferred (including the execution of the proxy referred to in Section 10.2 below), to the satisfaction of the Board; and (c) actual payment of all taxes required to be paid upon such sale and transfer of the Exercised Shares has been made to the tax assessor, and received confirmation from the tax assessor that all taxes required to be paid upon such sale and transfer have been paid.

9.	Termination of Options; Repurchase of Exercised Shares and First Refusal

9.1

Notwithstanding anything to the contrary, any Option granted in favor of any Grantee but not exercised by such Grantee within the Exercise Period and in accordance with the terms of the Plan, any applicable Sub-Plan and the applicable Option Agreement, shall, upon the lapse of the Exercise Period, immediately expire and terminate and become null and void.

9.2

Unless otherwise determined by the Board or as set forth in the Option Agreement, upon the termination of a Grantee’s Service, for any reason whatsoever, any Options granted in favor of such Grantee which are not Vested Options, shall immediately expire and terminate and become null and void. Unless otherwise approved by the Board, a notice of termination of employment or services shall be deemed to constitute termination of employment or services.

9.3

Additionally, in the event of the termination of a Grantee’s Service for Cause, (a) all of such Grantee’s Vested Options shall also, upon such termination for Cause, immediately expire and terminate and become null and void; and (b) any and all of such Grantee’s Exercise Shares shall be subject to the Corporation’s “Repurchase Right”, as described below.

For the purposes hereof the term “Cause” shall have the meaning set forth in the Grantee’s employment or service agreement with the Corporation or any of its Affiliated Corporations, or, if no such agreement exists or if “cause” is not defined therein, “Cause” means (a) the conviction of the Grantee for any felony involving moral turpitude or affecting the Corporation or any Affiliated Corporation; (b) the Grantee’s refusal to carry out a reasonable directive of the Corporation’s Chief Executive Officer, Board or the Grantee’s direct supervisor, which involves the business of the Corporation or any Affiliated Corporation and was capable of being lawfully performed; (c) embezzlement of funds of the Corporation or any Affiliated Corporation; (d) any breach of the Grantee’s fiduciary duties or duties of care to the Corporation or any Affiliated Corporation, including without limitation disclosure of confidential information of the Corporation or any Affiliated Corporation; and (e) any conduct (other than conduct in good faith) reasonably determined by the Board to be materially detrimental to the Corporation or any Affiliated Corporation.

The Corporation’s “Repurchase Right” shall be as follows: If any Grantee’s Service is terminated by the Corporation for Cause, then, within 180 days after such termination, the Corporation shall have the right, but not the obligation, to repurchase from the Grantee, or his or her legal representative, as the case may be, all or part of the Shares s/he exercised pursuant to the Options, if any. The Repurchase Right shall be exercised by the Corporation by giving the Grantee, or his/her legal representative written notice, within said 180 days, of its intention to exercise the Repurchase Right, indicating the number of such Exercised Shares to be repurchased and the date on which the repurchase is to be effected, and shall pay the Grantee for each such Exercised Share being repurchased, an amount equal to the lesser of (a) the current Fair Market Value of such Exercised Shares or (b) the price originally paid by the Grantee for such Exercised Shares, subject, in each case, to adjustments as provided in Section 12 below. The certificate(s) representing such Exercised Shares to be repurchased shall, prior to the close of business on the date specified for the repurchase, be delivered to the Corporation together with a duly endorsed stock assignment certificate. Payment shall be made in cash, cash equivalents, or in any other way of payment allowed under any applicable law, and authorized by the Board of Directors of the Corporation. Concurrently with the exercise of the Repurchase Right, if exercised, the Grantee (or the holder of the Exercised Shares so repurchased) shall no longer have any rights as a holder of such repurchased Exercised Shares. Such repurchased Exercised Shares shall be deemed to have been repurchased, whether or not the certificate(s) therefor have been delivered. If the Grantee fails to deliver such stock certificate(s), the Corporation shall be entitled to take such action as may be necessary to remove the requisite number of Share registered in the name of the Grantee from the books and records of the Corporation. The Repurchase Right shall be in addition to any and all other rights and remedies available to the Corporation.

In the event that the Corporation shall be prohibited, on account of any applicable law, from repurchasing Exercised Shares, the Corporation may assign the Repurchase Right to its wholly owned subsidiary, or if the same is not possible on account of any applicable law, to all of the stockholders of the Corporation at the time of the exercise of said right (excluding other shareholders pursuant to the exercise of Options), on a pro-rata, as converted basis, all under the same terms and conditions set forth in this Plan, in which event the Corporation shall inform the Grantee of the identity of the particular assignee in the Corporation’s Notice, and the provisions of this Section regarding the Corporation shall apply to such assignee(s), mutatis mutandis.

In the event that at the time the Corporation wishes to exercise its Repurchase Right, the Grantee does not own a sufficient number of Exercised Shares to satisfy the Corporation’s Repurchase Right, in addition to performing any obligations necessary to satisfy the Corporation’s Repurchase Right, the Corporation may require the Grantee to deliver to the Corporation, for each Exercised Share that is the subject of the Repurchase Right and is not available for repurchase as it has been sold or transferred, an aggregate cash amount, equal to the difference between the fair market value of each such missing Share and the price originally paid by the Grantee to the Corporation for each such Exercised Share, as adjusted.

9.4

Unless otherwise determined by the Board (which determination shall not require stockholder approval, unless so required in order to comply with the provisions of applicable Mandatory Law), following termination of Grantee’s Service other than for Cause, the Expiration Date of such Grantee’s Vested Options shall be deemed the earlier of: (a) the Expiration Date of such Vested Options as was in effect immediately prior to such termination; or (b) 3 (three) calendar months following the date of such termination or, if such termination is the result of death or disability of the Grantee, 12 (twelve) calendar months from the date of such termination.

9.5

Sale of Shares by the Grantee shall be subject to a right of first refusal as set forth in the incorporation documents of the Corporation, as may be amended from time to time. In the event that the incorporation documents of the Corporation, as may be amended from time to time do not contain any provision regarding rights of first refusal, then, unless otherwise determined by the Board, until such time as the Corporation shall complete an IPO, the sale of Share issuable upon the exercise of an Option shall be subject to a right of first refusal on the part of the Repurchaser(s). Repurchaser(s) means (i) the Corporation, if permitted by applicable Law, (ii) if the Corporation is not permitted by applicable Law, then any affiliate of the Corporation designated by the Board; or (iii) if no decision is reached by the Board, then the Corporation’s existing stockholders (save, for avoidance of doubt, for other Grantee who already Exercised Shares), pro rata in accordance with their shareholding. The Grantee shall give a notice of sale (hereinafter the “Notice”) to the Corporation in order to offer the Shares to the Repurchaser(s), on the same terms as those set out in the Notice.

9.5.1

The Notice shall specify the name of each proposed purchaser or other transferee (hereinafter the “Proposed Transferee”), the number of Shares offered for sale, the price per Share and the payment terms. The Repurchaser(s) will be entitled for thirty (30) days from the day of receipt of the Notice (hereinafter the “Notice Period”), to purchase all or part of the offered Shares on a pro rata basis based upon their respective holdings in the Corporation.

9.5.2

If by the end of the Notice Period not all of the offered Shares have been purchased by the Repurchaser(s), the Grantee shall be entitled to sell such Shares at any time during the ninety (90) days following the end of the Notice Period on terms not more favorable than those set out in the Notice, provided that the Proposed Transferee agrees in writing that the provisions of this section shall continue to apply to the Shares in the hands of such Proposed Transferee. Any sale of Shares issued under the Plan by the Grantee that is not made in accordance with the Plan or the Option Agreement shall be null and void.

9.6

Notwithstanding anything to the contrary herein, upon the issuance of a court order declaring the bankruptcy of a Grantee, or the appointment of a receiver or a provisional receiver for a Grantee over all of his assets, or any material part thereof, or upon making a general assignment for the benefit of his creditors, any outstanding Options issued in favor of such Grantee (whether vested or not) shall immediately expire and terminate and become null and void and shall entitle neither the Grantee nor the Grantee’s receiver, successors, creditors or assignees to any right in or towards the Corporation or any Affiliated Corporation in connection with the same, and all interests and rights of the Grantee or the Grantee’s receiver, successors, creditors or assignees in and to the same, shall expire.

10.	Rights as Stockholder, Voting Rights, Dividends and Bonus Shares

10.1

It is hereby clarified that a Grantee shall not, by virtue of this Plan, any applicable Sub-Plan or the applicable Option Agreement or any Option granted to the Grantee, have any of the rights of a stockholder with respect to the Shares underlying the Options, until the Options have been exercised and the Exercised Shares issued in the Grantee’s name.

10.2

Prior to the closing of an IPO, the Board shall be entitled to require, as a condition to the exercise of any Option, that the Grantee sign and deliver to such person as may be designated by the Board (the “Nominee”) an irrevocable proxy, in form approved by the Board, appointing the Nominee as the sole person entitled to exercise the voting rights conferred by such Exercised Shares. The Nominee shall not exercise the voting rights conferred by the Exercised Shares held by him or with respect to which the Nominee has been given an irrevocable proxy as aforesaid, in any way whatsoever, and shall not issue a proxy to any person or entity to vote such Exercised Shares, unless otherwise instructed by the Board, and in accordance with such instructions. Unless instructed otherwise by the Board, the Nominee shall vote such Exercised Shares in a manner pro-rata to the votes of the other voting shares, such that the votes of the Exercised Shares shall not affect the end result of the vote. The Nominee shall be indemnified and held harmless by the Corporation, to the extent permitted by applicable Law, against any cost or expense (including counsel fees) reasonably incurred by him/it, or any liability (including any sum paid in settlement of a claim with the approval of the Corporation) arising out of any act or omission to act in connection with the voting of the aforesaid proxy unless arising out of such Nominee’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the Nominee(s) may otherwise have from the Corporation.

10.3

Notwithstanding anything to the contrary, if any, herein or in the Corporation’s Certificate of Incorporation and/or By-Laws, or elsewhere, none of the Grantees shall have (and they hereby waive the right to have), any pre-emptive rights to purchase, along with the other stockholders in the Corporation, a pro rata portion of any securities proposed to be offered by the Corporation prior to the offering thereof to any third party or any rights of first refusal to purchase any securities of the Corporation offered by the other holders of securities of the Corporation.

10.4

Cash dividends paid or distributed, if any, with respect to the Exercised Shares shall be remitted directly to the Grantee who is entitled to the Exercised Shares for which the dividends are being paid or distributed, subject to any applicable taxation on such distribution of dividend, and the withholding thereof.

11.	Liquidation

In the event that the Corporation is voluntarily liquidated or dissolved while unexercised Options remain outstanding under the Plan, then the Corporation shall immediately notify all Grantee’s with unexercised Option of such liquidation, and the Grantee shall then have ten (10) days to exercise any unexercised Vested Option held at that time, in accordance with the exercise procedure set forth herein. Upon the expiration of such ten-days period, all remaining outstanding Options, whether vested or unvested, will terminate immediately.

12.	Adjustments

The number of Shares to which each outstanding Option is exercisable, together with those Shares otherwise reserved for the purposes of the Plan for Options not yet exercised as provided under Section 5 above, and/or, if applicable, the Exercise Price and/or repurchase price, shall be proportionately adjusted for any increase or decrease in the number of Shares resulting from a stock split, reverse stock split, combination or reclassification of the Shares, as well as for any distribution of bonus shares, such that the proportionate number of Shares shall be maintained without changing the aggregate Exercise Price. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

All provisions applying to the Exercised Shares shall apply to all Shares received as a result of an adjustment as described above.

13.	No Interference

Neither the Plan nor any applicable Sub-Plan or Option Agreement shall affect, in any way, the rights or powers of the Corporation or its stockholders to make or to authorize any sale, transfer or change whatsoever in all or any part of the Corporation’s assets, obligations or business, or any other business, commercial or corporate act or proceeding, whether of a similar character or otherwise; any adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or business; any merger or consolidation of the Corporation; any issue of bonds, debentures, shares of stock (including preferred or prior preference shares of stock ahead of or affecting the existing shares of stock of the Corporation including the shares of stock into which the Options granted hereunder are exercisable or the Exercised Shares or the rights thereof, etc.); or the dissolution or liquidation of the Corporation; and none of the above acts or authorizations shall entitle the Grantee to any right or remedy, including without limitation, any right of compensation for any dilution resulting from any issuance of any shares of stock or of any other securities in the Corporation to any person or entity whatsoever.

14.	No Employment/Engagement/Continuance of Service Obligations

Nothing in the Plan, in any applicable Sub-Plan or Option Agreements, or in any Option granted hereunder shall be construed as guaranteeing the Grantee’s continuous employment, engagement or service with the Corporation or any Affiliated Corporation, and no obligation of the Corporation or any Affiliated Corporation as to the length of the Grantee’s employment, engagement or service shall be implied by the same. The Corporation and its Affiliated Corporation reserve the right to terminate the employment, engagement or service of any Grantee pursuant to such Grantee’s terms of employment, engagement or service and any Law.

15.	No Representation

The Corporation does not and shall not, through this Plan, any applicable Sub-Plan or the applicable Option Agreement, make any representation towards any Grantee with respect to the Corporation, its business, its value or either its shares of stock in general or the Exercised Shares in particular.

Each Grantee, upon entering into the applicable Option Agreement, shall represent and warrant toward the Corporation that his/her consent to the grant of the Options issued in his/her favor and the exercise (if so exercised) thereof, neither is nor shall be made, in any respect, upon the basis of any representation or warranty made by the Corporation or by any of its directors, officers, stockholders or employees, and is and shall be made based only upon his/her examination and expectations of the Corporation, on an “as is” basis. Each Grantee shall waive any claim whatsoever of “non-conformity” of any kind, and any other cause of action or claim of any kind with respect to the Options and/or their underlying Shares.

16.	Tax Consequences

16.1

Any and all tax and/or other mandatory payment consequences arising from the grant or exercise of any Option, the payment for or the transfer of the Exercised Shares to the Grantee, or the sale of the Exercised Shares by the Grantee, or from any other event or act in connection therewith (including without limitation, in the event that the Options do not qualify under the tax classification/tax track in which they were intended) (whether of the Corporation, any Affiliated Corporation, or the Grantee), shall be borne solely by the Grantee.

16.2

The Corporation and/or any Affiliated Corporation may each withhold (including at source), deduct and/or set-off, from any payment made to the Grantee, the amount of the tax and/or other mandatory payment the withholding of which is required with respect to the Options and/or the Exercised Shares under any applicable Law. The Corporation or an Affiliated Corporation may require the Grantee, through payroll withholding, cash payment or otherwise, to make adequate provision for any such tax withholding obligations of the Corporation and/or Affiliated Corporation arising in connection with the Options or the Exercised Shares. Without derogating from the aforesaid, each Grantee shall provide the Corporation and/or any applicable Affiliated Corporation with any executed documents, certificates and/or forms that may be required from time to time by the Corporation or such Affiliated Corporation in order to determine and/or establish the tax liability of such Grantee.

16.3

Furthermore, each Grantee shall indemnify the Corporation and/or any applicable Affiliated Corporation, and hold them harmless from and against any and all liability in relation with any such tax and/or other mandatory payments or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax and/or other mandatory payments from any payment made to the Grantee.

17.	Non-Exclusivity of the Plan

The adoption by the Board of this Plan and any Sub-Plans shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements, or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation the grant of options for shares of stock in the Corporation otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

18.	Currency Exchange Rates

Except as otherwise determined by the Board, all monetary values with respect to Options granted pursuant to this Plan, including without limitation the Fair Market Value and the Exercise Price of each Option, shall be stated in United States Dollars. In the event that the Exercise Price is in fact to be paid in any other currency, the conversion rate shall be the last known representative rate of the US Dollar to such other currency on the date of payment.

19.	Amendments Or Termination

The Board may at any time, amend, alter, suspend or terminate the Plan, provided, however, that (i) the Board may not extend the term of the Plan specified in Section 2.2 and (ii) no amendment, alteration, suspension or termination of the Plan shall impair the rights of any Grantee, unless mutually agreed otherwise by the Grantee and the Corporation, which agreement must be in writing and signed by the Grantee and the Corporation. The Corporation shall obtain the approval of the Corporation’s stockholders for any amendment to this Plan if stockholders’ approval is required under any applicable Law including without limitation the U.S. securities law or the securities laws of other jurisdiction applicable to Options granted to Grantee hereunder, or if stockholders’ approval is required by any authority or by any governmental agencies or national securities exchanges including without limitation the U.S. Securities and Exchange Commission.

20.	Governing Law And Jurisdiction

The Plan shall be governed by and construed and enforced in accordance with the laws of the State of Delaware as applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of the State of Delaware shall have sole jurisdiction in any matters pertaining to the Plan.

SBT HOLDING, INC. 2019 STOCK OPTION U.S. SUB-PLAN

SECTION 1. Purpose; Definitions.

The purpose of the SBT Holding, Inc. 2019 Stock Option Plan U.S. Sub-Plan (the “Sub-Plan”) is to establish certain rules and limitations applicable to Options granted under the Plan to Grantees subject to United States federal taxation (“US Grantees”). The Plan and this Sub-Plan are complementary to each other and shall, with respect to Options granted to US Grantees, be read and deemed as one. In the event of any contradiction, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions of this Sub-Plan shall prevail with respect to Options granted to US Grantees.

For purposes of the Sub-Plan, the following initially capitalized words and phrases will be defined as set forth below, unless the context clearly requires a different meaning:

(a) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(b) “Committee” means a committee appointed by the Board in accordance with Section 2 of the Plan.

(c) “Corporation” means SBT Holding, Inc., a Delaware corporation.

(d) “Director” means a member of the Board.

(e) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f) “Incentive Stock Option” means any Option granted to a US Grantee intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(g) “Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; provided, however, that the Board or the Committee may, to the extent that it deems necessary to comply with Section 162(m) of the Code or regulations thereunder, require that each “Non-Employee Director” also be an “outside director” as that term is defined in regulations under Section 162(m) of the Code.

(h) “Non-Qualified Stock Option” means any Option granted to a US Grantee that is not an Incentive Stock Option.

(i) “Parent” means, in respect of the Corporation, a “parent corporation” as defined in Sections 424(e) of the Code.

(j) “Plan” means the SBT Holding, Inc. 2019 Stock Option Plan.

(k) “Subsidiary” means, in respect of the Corporation, a subsidiary company as defined in Sections 424(f) and (g) of the Code.

Any other initially capitalized words and phrases not defined herein will have the meaning given to them in the Plan.

SECTION 2. Administration.

Subject to the requirements of the Corporation’s by-laws and certificate of incorporation, and any other agreement that governs the appointment of Board committees, any Committee established by the Board under this Section 2 to perform some or all of the Board’s administrative functions hereunder will be composed of not fewer than two members, each of whom will serve for such period of time as the Board determines; provided, however, that if the Corporation has a class of securities required to be registered under Section 12 of the Exchange Act, all members of any Committee established pursuant to this Section 2 will be Non-Employee Directors. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

SECTION 3. Shares Subject to the Plan.

The authorized but unissued Shares reserved for grant under Section 5 of the Plan shall be available for Options granted to US Grantees under the Sub-Plan and such total shall also be available for grant as Incentive Stock Options, each such limit shall be subject to adjustment under Section 12 of the Plan.

SECTION 4. Eligibility.

Employees, Directors, consultants, and other individuals who provide services to the Corporation or its Affiliates are eligible to be granted Awards under the Sub-Plan; provided, however, that only employees of the Corporation, its Parent or a Subsidiary that are US Grantees are eligible to be granted Incentive Stock Options.

SECTION 5. Options.

(a) Options granted under the Sub-Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. Any Option granted under the Sub-Plan will be in such form of Option Agreement as the Board may at the time of such grant approve. Without limiting the generality of Section 3, any or all of the Shares reserved for issuance under Section 3 may be issued in respect of Incentive Stock Options.

The Option Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

(b) Option Price. The exercise price per Share purchasable under any Option will be determined by the Board and, in the case of an Incentive Stock Option, will not be less than 100% of the Fair Market Value per Share on the date of the grant. However, any Incentive Stock Option granted to any US Grantee who, at the time the Option is granted, owns more than 10% of the voting power of all classes of shares of the Corporation, its Parent or a Subsidiary will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.

(c) Option Term. Notwithstanding anything in the Plan to the contrary, no Incentive Stock Option will be exercisable more than 10 years after the date such Option is granted. However, any Incentive Stock Option granted to any US Grantee who, at the time such Option is granted, owns more than 10% of the voting power of all classes of shares of the Corporation, its Parent or a Subsidiary may not have a term of more than five years.

(d) Exercisability and Vesting. Subject to the provisions of the Plan, Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Board.

(e) Incentive Stock Option Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the US Grantee during any calendar year under the Plan and/or any other plan of the Corporation, its Parent or any Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.

(f) Notice to Company of Disqualifying Disposition. Each Employee who receives an Incentive Stock Option must agree to notify the Corporation in writing immediately after the Employee makes a “Disqualifying Disposition” of any Shares acquired upon the exercise of an Incentive Stock Option. A Disqualifying Disposition is any disposition (including any sale) of such Shares before a date which is both (a) two (2) years after the date the Employee was granted the Incentive Stock Option, or (b) one (1) year after the date the Employee acquired Shares by exercising the Incentive Stock Option. If the Employee has died before such Share is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

SECTION 6. Amendments and Termination.

The Board may amend, alter or discontinue the Sub-Plan at any time, provided that no amendment, alteration or discontinuation will be made, without the approval of such amendment by the Corporation’s stockholders in a manner consistent with the requirements of Treas. Reg. § 1.422-3 (or any successor provision), that would: (i) increase the total number of Shares reserved for issuance hereunder (except as otherwise provided in Section 3), (ii) increase the total number of Shares reserved for issuance as Incentive Stock Options (except as otherwise provided in Section 3), or (iii) change the classes of persons eligible to receive Options.

SECTION 7. General Provisions.

(a) The Board may require each US Grantee to represent to and agree with the Corporation in writing that the US Grantee is acquiring securities of the Corporation for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate.

(b) Shares shall not be issued hereunder unless, in the judgment of counsel for the Corporation, the issuance complies with the requirements of any stock exchange or quotation system on which the Shares are then listed or quoted, the Securities Act of 1933, the Exchange Act, all rules and regulations promulgated thereunder and all other applicable Laws.

(c) All certificates for Shares or other securities delivered under the Sub-Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Shares are then listed and any applicable Laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d) No later than the date as of which an amount first becomes includible in the gross income of the US Grantee for federal income tax purposes with respect to any Option, the US Grantee will pay to the Corporation, or make arrangements satisfactory to the Board regarding the payment of taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Corporation under the Plan will be conditioned on such payment or arrangements and the Corporation will have the right to deduct any such taxes from any payment of any kind otherwise due to the US Grantee. Unless otherwise determined by the Board, the minimum required withholding obligation with respect to an Option may be settled in Shares, including the Shares that are subject to that Option.

SECTION 8. Effective Date of Plan.

The Plan and this Sub-Plan will become effective on the date that the Plan is adopted by the Board; provided, however, that all Options intended to be Incentive Stock Options will automatically be converted into Non-Qualified Stock Options if the Plan (including this Sub-Plan) is not approved by the Corporation’s stockholders within one year (365 days) of its adoption by the Board in a manner consistent with Treas. Reg. § 1.422-5.

SECTION 9. Term of Plan.

The Sub-Plan will continue in effect until the earlier of: (i) its termination in accordance with Section 6, (ii) all Shares available for issuance in respect of Options under the Plan have been granted and exercised, or (iii) the lapse of ten years from the date that the Plan is adopted by the Board; provided, however, that no Incentive Stock Option will be granted hereunder on or after the 10th anniversary of the effective date of the Plan; but provided further, that Incentive Stock Options granted prior to such 10th anniversary may extend beyond that date.

SECTION 10. Invalid Provisions.

In the event that any provision of this Sub-Plan is found to be invalid or otherwise unenforceable under any applicable Law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

SBT HOLDING, INC.

2019 STOCK OPTION PLAN

ISRAEL GRANTEES SUB-PLAN

Notwithstanding anything stated to the contrary in the SBT Holding, Inc. 2019 Stock Option Plan (the “Plan”), this Sub-Plan to the Plan shall apply for purposes of all Options granted under the Plan to Grantees who are subject to Israeli taxation.

1.	Definitions

As used herein, the following terms shall have the meanings set forth below, unless the context clearly indicates to the contrary. All capitalized terms, to the extent not defined herein, shall have the meanings set forth in the Plan.

1.1

“Affiliated Corporation,” for purposes of eligibility under the Sub-Plan shall have the meaning of the term in the Plan, provided however that in the event of any affiliated entity, such affiliate shall be an “employing company” within the meaning of such term in Section 102 of the Ordinance.

1.2

“Election” – the election by the Corporation, with respect to grant of 102 Trustee Options, of either one of the following tax tracks – “Capital Gains Tax Track” or “Ordinary Income Tax Track”, as provided in and in accordance with the provisions of Section 102.

1.3

“Fair Market Value” - solely for the purposes of 102 Trustee Options, if and to the extent Section 102 prescribes a specific mechanism for determining the Fair Market Value of the Exercised Shares, then notwithstanding Section 1.11 of the Plan, the Fair Market Value of 102 Trustee Options shall be as prescribed in Section 102, if applicable.

1.4	“102 Non-Trustee Option” – an Option granted in accordance with and pursuant to Section 102, not through a Trustee.

1.5	“3(i) Option” – an Option granted pursuant to Section 3(i) of the Ordinance.

1.6

“Ordinance” - the Israeli Income Tax Ordinance [New Version], 1961, and the rules and regulations promulgated thereunder, as are in effect from time to time, and any similar successor rules and regulations.

1.7	“Restricted Period” – as defined in Section 4.3 below.

1.8	“Section 102” – Section 102 of the Ordinance and the rules and regulations promulgated thereunder, as are in effect from time to time, and any similar successor rules and regulations.

1.9

“Trustee” - the trustee designated or replaced by the Corporation and/or applicable Affiliated Corporation for the purposes of the Plan and approved by the Israeli tax authorities, pursuant to and in accordance with the provisions of Section 102.

1.10	“102 Trustee Option” – an Option granted through a Trustee in accordance with and pursuant to Section 102.

1.11

“Eligible 102 Grantee”- an Israeli tax resident who is an employee or a member of the board of the Corporation or an Affiliated Corporation who is not a Controlling Shareholder. For this purpose a “Controlling Shareholder” means an individual who prior to the grant or as a result of the exercise or vesting of any Option, holds or would hold, directly or indirectly, in his name or with a relative (as defined in the Ordinance) (i) 10% or more of the outstanding Shares of the Company, (ii) 10% or more of the voting power of the Corporation, (iii) the right to hold or purchase 10% or more of the outstanding equity or voting power of the Corporation, (iv) the right to obtain 10% or more of the “profit” of the Corporation (as defined in the Ordinance), or (v) the right to appoint a board member of the Corporation.

2.	General

2.1

The purpose of this Sub-Plan is to establish certain rules and limitations applicable to Options granted to Grantees, the grant of Options to whom (or the exercise thereof by whom) are subject to taxation by the Israeli Income Tax (“Israeli Grantees”), in order that such Options may comply with the requirements of Israeli Law, including, if applicable, Section 102.

2.2

The Plan and this Sub-Plan are complementary to each other and shall be read and deemed as one. In the event of any contradiction, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions of this Sub-Plan shall prevail with respect to Options granted to Israeli Grantees.

2.3

Options may be granted under this Sub-Plan in one of the following tax tracks, at the Corporation’s discretion and subject to applicable restrictions or limitations as provided in applicable Law, including without limitation any applicable restrictions and limitations in Section 102 regarding the eligibility of Grantees to each of the following tax tracks, based on their capacity and relationship towards the Corporation:

(i)	102 Trustee Options - in such tax track as determined in accordance with the Election; or

(ii)	102 Non-Trustee Options; or

(iii)	3(i) Options.

For avoidance of doubt, the designation Options to any of the above tax tracks shall be subject to the terms and conditions set forth in Section 102. 102 Trustee Options and 102 Non-Trustee Options may be granted only to Eligible 102 Grantees.

3.	Administration

Without derogating from the powers and authorities of the Board detailed in the Plan, the Board shall have the full and final power and, in its discretion, without the need for shareholder’s approval, unless such approval is required to comply with applicable Laws, to administer this Addendum and to take all actions related hereto and to such administration, including without limitation the performance, from time to time and at any time, of any and all of the following:

3.1	the determination of the specific tax track (as described in Section 2.3 above) in which the Options are to be issued.

3.2	the Election;

3.3	the appointment of the Trustee;

3.4

the adoption of forms of Options Agreements, to be applied with respect to Israeli Grantees, incorporating and reflecting, inter alia, relevant provisions regarding the grant of Options in accordance with this Sub-Plan, and the amendment or modification from time to time of the terms thereof.

4.	102 Trustee Options

4.1	Grant in the Name of Trustee:

Notwithstanding anything to the contrary in the Plan, 102 Trustee Options granted hereunder shall be granted to, and the Exercised Shares issued pursuant to the exercise thereof and all rights attached thereto (including bonus shares), issued to, the Trustee, and they shall be registered in the name of the Trustee, who shall hold them in trust until such time as they are released by the transfer or sale thereof by the Trustee. In the case the requirements of Section 102 for 102 Trustee Options are not met, then the 102 Trustee Options may be regarded as 102 Non-Trustee Option, all in accordance with the provisions of Section 102.

Notwithstanding anything to the contrary in the Plan, the Date of Grant of a 102 Trustee Option shall be the date determined by the Board to be the effective date of the grant of the 102 Trustee Options to a Grantee, or, if the Board has not determined such effective date, the date of the resolution of the Board approving the grant of such Options, which in the case of 102 Trustee Options shall not be before the lapse of 30 days from the date upon which the Plan is first submitted to the relevant Israeli Tax Authorities.

4.2	Exercise of 102 Trustee Options:

Unless other procedures shall be determined from time to time by the Board and notified to the Grantees, the mechanism of exercising vested 102 Trustee Options shall be in accordance with the provisions of the Plan, except that any notice of exercise of 102 Trustee Options shall be made in such form and method in compliance with the provisions of Section 102 and shall also be delivered in copy to the authorized representative of the Affiliated Corporation with which the Grantee is employed and/or engaged, if applicable, and to the Trustee.

4.3	Restrictions on Transfer:

(a)

102 Trustee Options and the Exercised Shares issued pursuant to the exercise thereof, and all rights attached thereto (including bonus shares), shall be held by the Trustee for such period of time as required by the provisions of Section 102 applicable to Options granted through a Trustee in the applicable tax track, as per the Election (the “Restricted Period”).

(b)

Subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, the Israeli Grantee shall provide the Corporation and the Trustee with a written undertaking and confirmation under which the Israeli Grantee confirms that he/she is aware of the provisions of Section 102 and the Elected tax track and agrees to the provisions of the Trust Note executed between the Corporation and the Trustee, and undertakes not to release, by sale or transfer, the 102 Trustee Options, and the Exercised Shares issued pursuant to the exercise thereof, and all rights attached thereto (including bonus shares) prior to the lapse of the Restricted Period. The Israeli Grantee shall not be entitled to sell or release from trust the 102 Trustee Options, nor the Exercised Shares issued pursuant to the exercise thereof, nor any right attached thereto (including bonus shares), nor to request the transfer or sale of any of the same to any third party, before the lapse of the Restricted Period. Notwithstanding the above, if any such sale or transfer occurs during the Restricted Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Israeli Grantee.

(c)

Without derogating and subject to the above, and to all other applicable restrictions in the Plan, this Sub-Plan, the applicable Option Agreement and applicable Law, the Trustee shall not release, by sale or transfer, the Exercised Shares issued pursuant to the exercise of the 102 Trustee Options, and all rights attached thereto (including bonus shares) to the Israeli Grantee or to any third party to whom the Israeli Grantee wishes to sell them (unless the contemplated transfer is by will or laws of descent) unless and until the Trustee has either (a) withheld payment of all taxes required to be paid upon the sale or transfer thereof, if any, or (b) received confirmation either that such payment, if any, was remitted to the tax authorities or of another arrangement regarding such payment, which is satisfactory to the Corporation and the Trustee. For the removal of doubt, it is clarified that the Trustee may release by sale or transfer to a third party only Exercised Shares (and not Options).

4.4	Rights as Stockholder:

Without derogating from the provisions of the Plan, it is hereby further clarified that with respect to Exercised Shares issued pursuant to the exercise of 102 Trustee Options, as long as they are registered in the name of the Trustee, the Trustee shall be the registered owner of such shares of stock.

4.5	Bonus Shares:

All bonus shares to be issued by the Corporation, if any, with regard to Exercised Shares issued pursuant to the exercise of 102 Trustee Options, while held by the Trustee, shall be registered in the name of the Trustee; and all provisions applying to such Exercised Shares shall apply to bonus shares issued by virtue thereof, if any, mutatis mutandis. Said bonus shares shall be subject to the Restricted Period of the Exercised Shares by virtue of which they were issued.

4.6	Voting:

Without derogating from the provisions of Sections 5.2 and 10.2 of the Plan, with respect to Exercised Shares of 102 Trustee Options, such Exercised Shares shall be voted in accordance with the provisions of Section 102.

4.7	Conditions of Issuance:

Without derogating from the provisions of Section 7.6 of the Plan, and in addition thereto, the arrangements with the tax authorities referred to therein shall, in the event of 102 Trustee Options also need to be satisfactory to the Trustee.

5.	102 Non-Trustee Options

5.1	102 Non-Trustee Options granted hereunder shall be granted to, and the Exercised Shares issued pursuant to the exercise thereof, issued to, the Israeli Grantee.

5.2

Without derogating and subject to the above, and to all other applicable restrictions in the Plan, this Sub-Plan, the applicable Option Agreement and applicable Law, the Exercised Shares issued pursuant to the exercise of the 102 Non-Trustee Options, and all rights attached thereto (including bonus shares) shall not be transferred unless and until the Corporation has either (a) withheld payment of all taxes required to be paid upon the sale or transfer thereof, if any, or (b) received confirmation either that such payment, if any, was remitted to the tax authorities or of another arrangement regarding such payment, which is satisfactory to the Corporation.

5.3

An Israeli Grantee to whom 102 Non-Trustee Options are granted must provide, upon termination of his/her employment, a surety or guarantee to the satisfaction of the Corporation, to secure payment of all taxes which may become due upon the future transfer of his/her Exercised Shares to be issued upon the exercise of his/her outstanding 102 Non-Trustee Options, all in accordance with the provisions of Section 102.

6.	3(i) Options

6.1	3(i) Options granted hereunder shall be granted to, and the Exercised Shares issued pursuant thereto issued to, the Israeli Grantee.

6.2

Without derogating and subject to the above, and to all other applicable restrictions in the Plan, this Sub-Plan, the applicable Option Agreement and applicable Law, the Exercised Shares issued pursuant to the exercise of the 3(i) Options, and all rights attached thereto (including bonus shares) shall not be transferred unless and until the Corporation has either (a) withheld payment of all taxes required to be paid upon the sale or transfer thereof, if any, or (b) received confirmation either that such payment, if any, was remitted to the tax authorities or of another arrangement regarding such payment, which is satisfactory to the Corporation.

6.3

The Corporation may require, as a condition to the grant of the 3(i) Options, that an Israeli Grantee to whom 3(i) Options are to be granted, provide a surety or guarantee to the satisfaction of the Corporation, to secure payment of all taxes which may become due upon the future transfer of his/her Exercised Shares to be issued upon the exercise of his/her outstanding 3(i) Options.

7.	Tax Consequences

Without derogating from and in addition to any provisions of the Plan, any and all tax and/or other mandatory payment consequences arising from the grant or exercise of Options, the payment for or the transfer or sale of Exercised Shares, or from any other event or act in connection therewith (including without limitation, in the event that the Options do not qualify under the tax classification/tax track in which they were intended) whether of the Corporation, any Affiliated Corporation, the Trustee or the Israeli Grantee, shall be borne solely by the Israeli Grantee. The Corporation, any applicable Affiliated Corporation, and the Trustee, may each withhold (including at source), deduct and/or set-off, from any payment made to the Grantee, the amount of the taxes and/or other mandatory payments the of which is required with respect to the Options and/or Exercised Shares. Furthermore, each Israeli Grantee shall indemnify the Corporation, any applicable Affiliated Corporation and the Trustee, or any one thereof, and hold them harmless from any and all liability for any such tax and/or other mandatory payments or interest or penalty thereupon, including without limitation liabilities relating to the necessity to withhold, or to have withheld, any such tax and/or other mandatory payments from any payment made to the Israeli Grantee.

Without derogating from the aforesaid, each Israeli Grantee shall provide the Corporation and/or any applicable Affiliated Corporation with any executed documents, certificates and/or forms that may be required from time to time by the Corporation or such Affiliated Corporation in order to determine and/or establish the tax liability of such Israeli Grantee.

Without derogating from the foregoing, it is hereby clarified that the Israeli Grantee shall bear and be liable for all tax and other consequences in the event that his/her 102 Trustee Option and/or the Exercised Shares issued pursuant to the exercise thereof are not held for the entire Restricted Period, all as provided in Section 102.

The Corporation and or when applicable the Trustee shall not be required to release any Share Certificate to a Grantee until all required payments have been fully made.

8.	Currency Exchange Rates

Except as otherwise determined by the Board, all monetary values with respect to Options granted pursuant to this Sub-Plan, including without limitation the Fair Market Value and the exercise price of any Option, shall be stated in United States Dollars. In the event that the exercise price is in fact to be paid in New Israeli Shekels, at the sole discretion of the Board, the conversion rate shall be the last known representative rate of the US Dollar to the New Israeli Shekels on the date of payment.

9.	Subordination to the Ordinance

9.1

It is clarified that the grant of the 102 Trustee Options hereunder is subject to the approval by the applicable tax authorities of the Plan, this Sub-Plan and the Trustee, in accordance with Section 102.

9.2

Any provisions of the Section 102 or section 3(i) of the Ordinance and/or any of the rules or regulations promulgated thereunder, which is not expressly specified in the Plan or in the applicable Option Agreement, including without limitation any such provision which is necessary in order to receive and/or to keep any tax benefit, shall be deemed incorporated into this Sub-Plan and binding upon the Corporation, and applicable Affiliated Corporation and the Israeli Grantee.

9.3

With regards to 102 Trustee Option, the provisions of the Plan and/or this Sub-Plan and/or the Option Agreement shall be subject to the provisions of Section 102 and the permit of the Tax Assessing Officer as defined in the Ordinance, and the said provisions and permit shall be deemed an integral part of the Plan and of this Sub-Plan and of the Option Agreement.

9.4

The Options, the Plan, this Sub-Plan and any applicable Option Agreements are subject to the applicable provisions of the Ordinance, which shall be deemed an integral part of each, and which shall prevail over any term that is inconsistent therewith.

SBT HOLDING, INC.

AUSTRALIAN SUB-PLAN OF THE 2019 STOCK OPTION PLAN

(Australian Grantees)

This sub-plan (the “Sub-Plan”) under the SBT Holding, Inc. 2019 Stock Option Plan (the “Plan”) includes special terms and conditions that govern the issue of Options if the Grantee resides and/or works in Australia. All capitalized terms used herein but not otherwise defined shall have the respective meanings set forth in the Plan.

This Sub-Plan also includes information regarding certain other issues of which the Grantee should be aware with respect to the Grantee’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in Australia as of February 2022. Such laws are often complex and change frequently. As a result, the Grantee should not rely on the information noted herein as the only source of information relating to the consequences of participation in the Plan because the information may be out-of-date at the time the Grantee receives the Options or Shares on exercise of those Options. In the event of any conflict between the terms of the Plan and this Sub-Plan, the terms of this Sub-Plan shall govern for purposes of Options issued to each Grantee who resides and/or works in Australia, and the Shares issued upon exercise of such Options.

In addition, the information contained herein is general in nature and may not apply to the Grantee’s particular situation. As a result, the Corporation is not in a position to assure the Grantee of any particular result. Accordingly, the Grantee should seek appropriate professional advice as to how the relevant laws in the Grantee’s country may apply to the Grantee’s individual situation.

The following rules apply to Options granted to Australian Grantees:

1. Australian Grantee’s should be aware that neither the Plan, this Sub-Plan or the Option Agreement constitutes a prospectus, product disclosure statement or other disclosure document for the purposes of Chapter 6D or Chapter 7 of the Australian Corporations Act 2001 (Cth) (“Corporations Act”) and has not been (and will not be) lodged with the Australian Securities and Investments Commission (or any other regulatory authority in any other jurisdiction). The Plan, this Sub-Plan and the Option Agreement do not contain all information which would be included in a prospectus, product disclosure statement or other disclosure prepared for an offer of securities under the Corporations Act. Any advice given by the Corporation or any of its associated bodies corporate in connection with the offer of the Options does not take into account the Grantee’s objectives, financial situation or needs. The Grantee should consider obtaining individual financial product advice from a person who is licensed by the Australian Securities and Investments Commission to give such advice.

2. Notwithstanding any other provision of the Plan, this Sub-Plan or the Option Agreement, the Grantee shall be restricted from (a) transferring the Options granted to it for a period of 12 months following the date of grant of the Options, and (b) transferring any Share received on exercise of an Option for a period of 12 months following the date of issue of such Shares, unless such transfer occurs outside Australia or is made pursuant to an available exception from the requirement to prepare a disclosure document contained in section 708 of the Australian Corporations Act.

3. Notwithstanding any other provision of the Plan, this Sub-Plan or the Option Agreement, Shares issued on exercise of an Option will be newly issued Shares (rather than treasury stock or transfer of existing Shares on issue).

4. The first sentence of the third paragraph of Section 7.2 of the Plan is hereby replaced in its entirety with the following:

“For the purposes of vesting, the term “Service” means a Grantee’s employment or engagement by the Corporation or an Affiliated Corporation, provided they continue to provide services for at least 80% of the scope of the position such Grantee was employed or engaged in at the time of grant of the Options (whether measured in time or nature of the services) as determined by the Corporation.”